Exhibit 10.1
SECURITIES PURCHASE AGREEMENT
WESTERN ALLIANCE BANCORPORATION
Common Stock, par value $0.0001 per share
This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of February 28, 2021, by and between Western Alliance Bancorporation, a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).
RECITALS
A.    The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement (as defined below) relating to the offer and sale from time to time of the Company’s securities, including shares of its common stock, par value $0.0001 per share (the “Common Stock”);
B.    The Company is offering for sale shares of Common Stock (the “Offered Shares”) to the Investors pursuant to the Registration Statement.
C.    Each Investor, severally and not jointly, desires to purchase from the Company the number of Offered Shares set forth on such Investor’s signature page hereto on the terms and conditions set forth herein.
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investors hereby agree as follows:
1.    DEFINITIONS
As used herein, the following terms have the meanings indicated:
“Person” shall mean any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.
“Prospectus” shall mean the prospectus forming a part of the Registration Statement and the prospectus supplement relating to the Offered Shares in the form first filed pursuant to Rule 424(b) under the Securities Act, as amended (the “Securities Act”), as further amended or supplemented prior to the execution of this Agreement, and shall include all information and documents incorporated by reference in such prospectus.
“Registration Statement” shall mean the registration statement on Form S-3ASR (File No. 333-224888), including a prospectus, relating to the offer and sale of certain of the Company’s Common Stock, which was declared effective by the Commission on May 11, 2018. References herein to the term “Registration Statement” as of any date shall mean such effective registration statement, as amended or supplemented to such date, including all information and documents incorporated by reference therein.
2.    PURCHASE OF COMMON STOCK
Subject and pursuant to the terms and conditions set forth in this Agreement, the Company agrees that it will issue and sell to each Investor and each Investor, severally and not jointly, agrees that it will purchase from the Company, the number of Offered Shares set forth on such Investor’s signature page hereto (the “Investor Shares”) for the purchase price per share and aggregate purchase price set forth on such signature page (the “Aggregate Purchase Price”).

3.    CLOSING AND CLOSING DELIVERIES
3.1    Closing
The closing of the purchase and sale of the Investor Shares (the “Closing”) shall take place at 10:00 a.m. Phoenix, Arizona time at the offices of the Company on March 8, 2021, or at such other date, time and place as the parties may agree in writing (which time and place are designated as the “Closing Date”). The Closing shall be effected by the electronic exchange of documents and signatures by electronic transmission, or by such other means or at such other place as the parties shall agree.
3.2    Deliveries at Closing
(a)    Deliveries by the Investors. At the Closing, following confirmation of the receipt of the Investor Shares pursuant to Section 3.2(b), each Investor shall deliver to the Company the Aggregate Purchase Price set forth on such Investor’s signature page hereto by wire transfer of immediately available funds to an account designated by the Company as set forth on Schedule I hereto, which funds are delivered to the Company against the Investor Shares issued at the Closing.
(b)    Deliveries by the Company. At the Closing, the Company shall cause its transfer agent, through the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, to credit to each Investor the number of Investor Shares set forth on such Investor’s signature page hereto through DTC’s DWAC system to the account that the Investor has specified in writing to the Company.
4.    COMPANY REPRESENTATIONS AND WARRANTIES
The Company hereby represents and warrants to each Investor that:
4.1    Subsidiaries; Organization and Standing
The Company has no material direct or indirect subsidiaries other than those listed in Schedule II hereto (the “Subsidiaries”). Except as disclosed in Schedule II hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.
The Company and each of its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each of its Subsidiaries has all requisite power and authority to own, lease and operate its assets and properties and to carry on its business.
The Company has all requisite power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby.
The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (“BHC Act”). The Company’s depository institution Subsidiary’s deposit accounts are insured up to applicable limits by the Federal Deposit Insurance Corporation, and all premiums and assessments required to be paid in connection therewith have been paid when due.
4.2    Capitalization
The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, of which 101,094,864 shares are issued and outstanding as of February 19, 2021. No person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement that have not been effectively waived as of the Closing Date.
4.3    Authorization
The execution, delivery and performance of this Agreement by the Company, the fulfillment of and compliance with the respective terms and provisions hereof, and the due consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company (none of which actions have been modified or rescinded, and all of which actions are in full force and effect).
4.4    Binding Obligation
When duly executed and delivered by the parties hereto, this Agreement will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable laws.
4.5    Investor Shares
The Investor Shares have been duly authorized by the Company, and when issued and delivered by the Company against payment therefor as contemplated by this Agreement, the Investor Shares will be validly issued, fully paid and nonassessable, and will conform to the description of the Common Stock contained in the Prospectus. Each Investor will acquire good, valid and marketable title to the Investor Shares purchased by such Investor, free and clear of all mortgages, liens, pledges, charges, claims, security interests, agreements, encumbrances and equities whatsoever (other than any created by the Investor).
4.6    Consents
The Company is not subject to any law, ordinance, regulation, rule, order, judgment, injunction, decree, charter, bylaw, contract, commitment, lease, agreement, instrument or other restriction of any kind that would prevent the Company’s consummation of this Agreement or any of the transactions contemplated hereby without the consent of any third party or that would result in any penalty, forfeiture or other termination as a result of such consummation (except, in each case, to the extent that consents or waivers have been obtained).
4.7    Absence of Violation
Neither the execution or delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby by the Company constitutes a violation or default under or conflicts with, or will result in the creation of any encumbrance on any of the assets owned by the Company under, any term or provision of the Articles of Incorporation or Bylaws of the Company, or any material contract, commitment, lease, instrument, or agreement to which the Company is a party or by which the Company is bound.
4.8    Registration Statement; Prospectus
The Company meets the requirements for the use of Form S-3 under the Securities Act for the primary issuance of securities. The Registration Statement has become effective and, at the time it became effective and as of the date hereof, the Registration Statement complied and complies with Rule 415 under the Securities Act. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. On the effective date of the Registration Statement, the Registration Statement complied, on the date of the Prospectus, the Prospectus will comply, and at the date of the Closing, the Registration Statement and the Prospectus will comply, in all material respects with the applicable provisions of the Securities Act and the applicable rules and regulations of the Commission thereunder; on the effective date of the Registration Statement, the Registration Statement did not, on the date of the Prospectus, the Prospectus did not, and at the date of the Closing, the Registration Statement and the Prospectus, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made (with respect to the Prospectus), not misleading; and when filed with the Commission, the documents incorporated by reference in the Registration Statement and the Prospectus, complied or will comply in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations of the Commission thereunder. There is no material document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.
4.9    SEC Reports; Financial Statements
The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act or the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials being collectively referred to herein as the “SEC Reports”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder. The consolidated financial statements and financial schedules of the Company included or incorporated by reference in the Registration Statement and the Prospectus comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles (except, with respect to the unaudited consolidated financial statements, for the footnotes and subject to customary audit adjustments) applied on a consistent basis, are consistent in all material respects with the books and records of the Company, and accurately present in all material respects the consolidated financial position, results of operations and cash flow of the Company and its subsidiaries as of and for the periods covered thereby.
4.10    Material Changes
Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the Registration Statement or the Prospectus or any document incorporated by reference therein, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a material and adverse effect on the results of operations, assets, liabilities, business or financial condition of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect”), (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, or (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records.
4.11    Litigation
There is no action which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Investor Shares or (ii) except as specifically disclosed in the Registration Statement or the Prospectus or any document incorporated by reference therein, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Exchange Act or the Securities Act.

4.12    Compliance
Neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company or its properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule or regulation of any governmental authority applicable to the Company, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.
4.13    Regulatory Permits
The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its respective business as currently conducted and as described in the Registration Statement or the Prospectus or any document incorporated by reference therein, except where the failure to possess such permits, individually or in the aggregate, has not and would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Material Permits.
4.14    Insurance
The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which the Company and the Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has received any written notice of cancellation of any such insurance.
4.15    Internal Accounting Controls
Except as disclosed in the Registration Statement or the Prospectus or any document incorporated by reference therein, the Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.
4.16    Sarbanes-Oxley; Disclosure Controls
The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement and the Prospectus.
4.17    Certain Fees
No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.
4.18    Investment Company
The Company is not, and immediately after receipt of payment for the Investor Shares, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company intends to conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.
4.19    Listing and Maintenance Requirements
The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Common Stock is listed on the New York Stock Exchange. The Company has not, in the 12 months preceding the date hereof, received written notice from the New York Stock Exchange to the effect that the Company is not in compliance with the listing or maintenance requirements of such trading market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Company has filed a supplemental listing application to include the Investor Shares on the New York Stock Exchange.
4.20    Off Balance Sheet Arrangements
There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed and would have or reasonably be expected to result in a Material Adverse Effect.
4.21    Regulation M Compliance
The Company has not, and to the Company’s knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Investor Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.
4.22    Agreements with Regulatory Agencies; Compliance with Certain Banking Regulations
Neither the Company nor any Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2019, has adopted any board resolutions at the request of, any governmental entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company or any Subsidiary been advised since December 31, 2006 by any governmental entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement.
The Company has no knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that would cause any of its Subsidiary banking institutions: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”; (ii) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by the Subsidiaries. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company is not aware of any facts or circumstances which would cause it to believe that any nonpublic customer information has been disclosed to or accessed by an unauthorized third party.
Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Company and each Subsidiary has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable federal and state law and regulation and common law. None of the Company, any Subsidiary or any director, officer or employee of the Company or any Subsidiary has committed any breach of trust or fiduciary duty with respect to any such fiduciary account that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.
As of December 31, 2020, the Company’s Subsidiary insured depository institution meets or exceeds the standards necessary to be considered “adequately capitalized” under the Federal Deposit Insurance Corporation’s regulatory framework for prompt corrective action.
4.23    Broker’s Fees
No agent, broker, investment banker, person or firm acting on behalf of or under the authority of the Company is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein, except for an advisory fee to be paid by the Company to its financial advisor. The Company agrees to indemnify each Investor for any claims, losses or expenses incurred by Investor party as a result of this representation being untrue.
5.    INVESTOR REPRESENTATIONS AND WARRANTIES
Each Investor hereby, for itself and for no other Investor, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:
5.1    Organization and Standing; Legal Capacity
If the Investor is a partnership, corporation, trust or other entity or association (an “Entity”), the Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and has all requisite power and authority to own, lease and operate its assets, properties and business; to carry on its business as now conducted; to execute and deliver this Agreement; and to perform fully its obligations hereunder. If the Investor is a natural person, the Investor has the full and unrestricted legal capacity to execute and deliver this Agreement and to carry out the transactions contemplated hereby.
5.2    Authorization
If the Investor is an Entity, the execution, delivery and performance of this Agreement by the Investor, the fulfillment of and the compliance with the respective terms and provisions hereof, and the due consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or other action on the part of the Investor (none of which actions have been modified or rescinded, and all of which actions are in full force and effect).

5.3    Binding Obligation
When duly executed and delivered by the parties hereto, this Agreement will constitute a valid and binding obligation of the Investor, enforceable in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable laws.
5.4    Consents
The Investor is not subject to any law, ordinance, regulation, rule, order, judgment, injunction, decree, charter, bylaw, contract, commitment, lease, agreement, instrument or other restriction of any kind that would prevent the Investor’s consummation of this Agreement or any of the transactions contemplated hereby without the consent of any third party, that would require the consent of any third party to the consummation of this Agreement or any of the transactions contemplated hereby, or that would result in any penalty, forfeiture or other termination as a result of such consummation (except, in each case, to the extent that consents and/or waivers have been obtained).
5.5    Absence of Violation
Neither the execution, delivery or performance of this Agreement by the Investor nor the consummation by the Investor of the transactions contemplated hereby constitutes or will constitute a violation or default under or conflicts with or will conflict with, or will result in the creation of any encumbrance on any of the assets owned by the Investor under, any term or provision of the organizational documents of the Investor, if the Investor is an Entity, or any material contract, commitment, lease, instrument, or agreement to which the Investor is a party or by which the Investor is bound, except for such conflicts, defaults, or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.
5.6    Purchase Entirely for Own Account; No Control
The Investor Shares to be received by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Investor Shares to be received by the Investor. The Investor is not a “related party” of the Company, as such term is defined by Section 312.03(b) of the New York Stock Exchange’s Listed Company Manual. The Investor, together with its affiliates and any other party acting in concert therewith, will not, following its investment in the Investor Shares, directly or indirectly own, control or hold with the power to vote greater than 9.99% of the currently outstanding shares of Common Stock of the Company.
5.7    Registration Statement and Prospectus; Investigation; No Advice
The Investor has received copies of the Registration Statement and the Prospectus, including all documents and information incorporated by reference therein and amendments thereto, and understands that no Person has been authorized to give any information or to make any representations that were not contained in the Registration Statement and the Prospectus, and Investor has not relied on any such other information or representations in making a decision to purchase the Investor Shares. Investor hereby consents to receiving delivery of the Registration Statement and the Prospectus, including all documents and information incorporated by reference therein and any amendments thereto, by electronic mail. Investor acknowledges that it has sole responsibility for its own due diligence investigation and its own investment decision, and that in connection with its investigation of the accuracy of the information contained or incorporated by reference in the Registration Statement and the Prospectus and its investment decision, Investor has not relied on any representation or information not set forth in this Agreement, the

Registration Statement or the Prospectus. Each Investor understands that nothing in the Prospectus, this Agreement or any other materials presented to such Investor in connection with the purchase and sale of the Investor Shares constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Investor Shares.
5.8    Additional Information
The Investor agrees to provide promptly such information and to execute and deliver such documents as may be necessary for the Company to comply with any and all laws, regulations and ordinances to which it may be subject.
No Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 5.
6.    OTHER AGREEMENTS
6.1    Disclosure; Non-Public Information
The Company shall, at or before 9:00 a.m., New York time, on the first business day after the date of this Agreement, issue a press release or Form 8-K reasonably acceptable to Investors disclosing all the material terms of the transactions contemplated hereby. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, or as expressly required by any applicable securities law, the Company covenants and agrees that neither it, nor any other person acting on its behalf, will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company. Without the prior written consent of any applicable Investor, the Company shall not (and shall cause each of its subsidiaries and affiliates to not) disclose the name of such Investor or its investment adviser in any filing, announcement, release or otherwise, except to the extent such disclosure is required by law or NYSE regulations, in which case the Company shall provide the applicable Investor with prior notice of such disclosure permitted hereunder. Investor acknowledges and agrees that the Company may file a copy of this agreement through the SEC’s EDGAR system, including the signature pages hereto but excluding any schedules or exhibits except as may be required by law or regulation.
7.    CONDITIONS PRECEDENT TO CLOSING
The obligation of each Investor to acquire the Investor Shares at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by such Investor (as to itself only):
(a)    The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.
(b)    The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing.
(c)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission, and the Investor shall have received the Prospectus in accordance with the federal securities laws.
(d)    No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.
(e)    Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.
(f)    The Investor Shares have been duly listed, subject to official notice of issuance, on the New York Stock Exchange.
8.    MISCELLANEOUS
8.1    Pronouns
All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the persons or entities may require.
8.2    Notices
Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be given when personally delivered (including delivery by an express or overnight delivery service), when received by facsimile transmission (upon confirmation of receipt thereof) or when sent by registered mail, return receipt requested, addressed, if to the Investor, at the address appearing on the signature page hereof, and if to the Company, at:
Western Alliance Bancorporaton
One E. Washington Street, Suite 1400
Phoenix, Arizona 85004
Attention: Dale M. Gibbons
Telephone: (602) 952-5476
Email: dgibbons@westernalliancebank.com
with copies (which shall not constitute notice) to:

Western Alliance Bancorporaton
One E. Washington Street, Suite 1400
Phoenix, Arizona 85004
Attention: Randall S. Theisen
Telephone: (602) 952-5404
Email: rtheisen@westernalliancebank.com
and
Troutman Pepper Hamilton Sanders LLP
401 9th Street, NW, Suite 1000
Washington, DC 20004
Attention: Gregory F. Parisi
Telephone: (202) 274-1933
Email: gregory.parisi@troutman.com
or to such other address as may be furnished from time to time by notice given in accordance with this Section.

8.3    Waiver
The failure of a party to exercise any right or remedy under this Agreement, or delay by a party in exercising same, will not operate as a waiver thereof. No waiver by a party will be effective unless and until it is in writing and signed by such party.
8.4    Governing Law
This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of New York (but not including the choice-of-law rules thereof). This Agreement and the rights, powers and duties set forth herein shall be binding upon and shall inure to the benefit of the Company and each Investor, and their respective successors and assigns. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.
8.5    Assignment
This Agreement is not transferable or assignable by the Company or the Investors without the prior written consent of the other party. Notwithstanding the foregoing, any Investor may assign its rights hereunder in whole or in part to any person to whom such Investor assigns or transfers any Investor Shares in compliance with applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Investor Shares, by the terms and conditions of this Agreement that apply to the “Investors”.
8.6    Entire Agreement; Amendments; Counterparts
This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may be amended only by a writing executed by the Company and Investors holding a majority of the Investor Shares purchased hereunder. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile or electronic mail (including, without limitation, “pdf”, “tif” or “jpg”) and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
8.7    Survival of Representations and Warranties
The warranties, representations and covenants contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.
8.8    Independent Nature of Investors’ Obligations and Rights
The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement. The decision of each Investor to purchase Investor Shares pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor and any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statement or opinions. Nothing contained herein, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Investor Shares or enforcing its rights under this Agreement. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in its review and negotiation of this Agreement. The Company has elected to provide all Investors with the same terms for the convenience of the Company and not because it was required or requested to do so by any Investor.
8.9    Termination
This Agreement may be terminated and the sale and purchase of the Investor Shares abandoned at any time prior to the Closing by either the Company or any Investor (with respect to itself only) upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 p.m., New York City time, on the date that is ten (10) days after the date of this Agreement; provided, however, that the right to terminate this Agreement under this Section 8.9 shall not be available to any person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Nothing in this Section 8.9 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement. In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Investors. Upon a termination in accordance with this Section, the Company and the terminating Investor(s) shall not have any further obligation or liability (including arising from such termination) to the other, and no Investor will have any liability to any other Investor under this Agreement as a result therefrom.
[Signatures on Next Page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
WESTERN ALLIANCE BANCORPORATION
By:
Name:
Title:

[Remainder of page intentionally left blank; Signature Page for Investors to follow]

Accepted and agreed to as of the date first above written:
[INVESTOR NAME]

By:		By:
	Name:		Name:
	Title:		Title:

Address:
Telephone:
Email Address:

Number of Offered Shares to be Purchased by Investor:
Aggregate Purchase Price:

Nominee (name in which Investor Shares are to be registered, if different than name of Investor):

Address of Nominee:

Taxpayer ID. Number:
(if acquired in the name of a nominee, the taxpayer ID. number of such nominee)
Broker:
Broker Contact Name:
Broker Contact Telephone:
Broker Contact E-mail Address:
DTC account number:
[Investor Signature Page to Securities Purchase Agreement]

List of Schedules
Schedule I – Wire Instructions
Schedule II – Subsidiaries